Exhibit 99.02


Gale E. Klappa                270 Peachtree Street NW
Chief Financial Officer       Suite 2200
                              Atlanta,Georgia  30303



                                                     Southern
                                                          Company
                                                     Energy to Serve Your World



Statement Under Oath of Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Gale E. Klappa, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of The Southern Company, and, except as corrected or supplemented in a subsequent covered report:

          o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with The Southern Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          o Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of The Southern Company;

          o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of The Southern Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          o    any amendments to any of the foregoing.


        /s/Gale E. Klappa
          Gale E. Klappa                       Subscribed and sworn to before
     Executive Vice President,                 me this 12th day of August 2002.
Chief Financial Officer and Treasurer

                                                        /s/Ethel Spivey
                                                         Notary Public
August 12, 2002
                                               My Commission Expires:
                                               Aug. 30, 2002

                                                   ETHEL SPIVEY
                                       Notary Public, Gwinnett County, Georgia
                                        My Commission Expires Aug. 30, 2002